UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2005
Dex Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)
(303) 784-2900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 3, 2005, Dex Media, Inc., a Delaware corporation (the “Company”), and R.H. Donnelley Corporation, a Delaware corporation (“RHD”), issued a joint press release announcing that RHD has entered into a definitive agreement to acquire the Company.
     In connection with such announcement, certain members of the Company’s senior management are engaged in discussions with investors regarding the transaction. In that regard, the Company’s senior management plans to use a slightly revised version of the slide presentation that it used on the investor conference call on Monday, October 3, which prior presentation was filed as an exhibit to a Current Report on Form 8-K dated October 3, 2005. The revised slide presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.
     The revised slide presentation should be read together with the information contained in the reports that the Company files with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports. The revised slide presentation contains certain non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the revised slide presentation of each such non-GAAP measure to the most directly comparable GAAP financial measure.
Item 9.01 Financial Statements and Exhibits.
     (c)      Exhibits.

Exhibit No.	Description
99.1	Slide presentation dated October 12, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.
Date: October 12, 2005	By:	/s/ FRANK M. EICHLER
	Name:	Frank M. Eichler
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide presentation dated October 12, 2005.

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